ALTERA CORPORATION

Bylaws

i

ii

AMENDED AND RESTATED

BYLAWS

OF

ALTERA CORPORATION

Incorporated under the laws of the State of Delaware

(as amended through May 8, 2012)
_________________________________________________________________________

ARTICLE I

OFFICES AND RECORDS

Section 1.1    Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Section 1.2.    Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3.    Books and Records. The books and records of the Corporation may be kept at the Corporation's headquarters in San Jose, California or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder.

Section 2.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President, the Lead Independent Director, or one or more record holders of shares of stock of the Corporation representing in the aggregate not less than twenty percent (20%) of the total number of shares of stock outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Voting Stock”). A stockholder request for a special meeting shall be directed to the Secretary of the Corporation at the Corporation’s principal executive offices and shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by Section 2.10 or Section 2.11, as applicable, of Article II of these By-laws, as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the stockholder(s) requesting the special meeting. In addition to the information required by Section 2.10 or Section 2.11, as applicable, of Article II of these By-laws, the special meeting request shall include (i) an acknowledgement by such stockholder(s) that any disposition of shares of the Voting Stock held of record by such stockholder(s) as of the date of delivery of the special meeting request and prior to the record date for the proposed special meeting of stockholders requested by such stockholder(s) shall constitute a revocation of such request with respect to such shares, and (ii) documentary evidence that the requesting stockholder(s) own in the aggregate the requisite twenty percent (20%) or more of the Voting Stock as of the date of such written request to the Secretary; provided, however, that if the requesting stockholder(s) are not the beneficial owner(s) of the shares representing the requisite twenty percent (20%) or more of the Voting Stock as of the date of such written request to the Secretary, then to be valid, the written request must also include documentary evidence that the beneficial owner(s) on whose behalf the special meeting request is made beneficially own the requisite twenty percent (20%) or more of the Voting Stock as of the date of such written request to the Secretary. In addition, the requesting stockholder(s) and the beneficial owner(s), if any, shall promptly provide any other information reasonably requested by the Corporation.

A special meeting requested by stockholder(s) shall be held at such date, time and place within or without the state of Delaware as may be designated by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting by the stockholder(s) who satisfy the requirements of this Section 2.2 is received by the Secretary, unless a later date is required in order to allow the Corporation to file the information required under Item 8 (or any comparable or successor provision) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if applicable.

Notwithstanding the foregoing, a special meeting requested by the stockholder(s) shall not be held if: (i) the request for the special meeting does not comply with the provisions of these By-laws, (ii) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, (iii) the Board of Directors has called or calls for an annual meeting of stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the stockholder(s)’ request for a special meeting, (iv) an annual or special meeting of stockholders that included an identical or substantially similar item of business (“Similar Business”), as determined in good faith by the Board of Directors, was held not more than 120 days before the special meeting request was received by the Secretary, or (v) the special meeting request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Section 2.2, the election of directors shall be deemed to be Similar Business with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and filing of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate not less than twenty percent (20%) of the Voting Stock as of the date of such written request to the Secretary, multiple special meeting requests delivered to the Secretary will be considered together only if (i) each request identifies substantially the same purpose or purposes of the proposed special meeting and substantially the same matters proposed to be acted on at the proposed special meeting (in each case as determined in good faith by the Board of Directors), and (ii) such request(s) have been dated and delivered to the Secretary within sixty (60) days of the earliest dated special meeting request.

A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the Corporation, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of Voting Stock entitling the stockholder(s) to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. If none of the stockholder(s) who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting.

Business transacted at all special meetings shall be confined to the matter(s) stated in the notice of special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matter(s) described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matter(s) to the stockholders at any special meeting requested by stockholder(s).

The Chair of a special meeting shall determine all matter(s) relating to the conduct of the meeting, including, without limitation, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these By-laws, and if the Chair should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at such meeting.

Special meetings of stockholders may not be called by any person or persons other than as specified by this Section 2.2.

Section 2.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the written notice of any meeting shall be given not less than 10 days (unless a greater period of notice is required by law in a particular case) nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4 of these By-laws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7. Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder at the meeting before the election has begun. Voting for the election of directors at any meeting of stockholders shall be as specified in Section 3.3 of these Bylaws. All other matters presented to the stockholders for a vote, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, shall be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

Section 2.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting and (2)  in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.10. Stockholder Proposals at Any Meeting of Stockholders. At a meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by stockholder(s). In addition to any other applicable requirements for business to be properly brought before a meeting by stockholder(s), whether or not the stockholder(s) are seeking to have a proposal included in the Corporation’s proxy statement or information statement under any applicable rule of the Securities and Exchange Commission (the “SEC”), including, but not limited to, Regulation 14A or Regulation 14C under the Exchange Act, the stockholder(s) must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, in the case of stockholder(s) seeking to have a proposal included in the Corporation’s proxy statement or information statement, stockholder(s)’ notice must be delivered to the Secretary at the Corporation’s principal executive offices not less than 120 days or more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting, then notice by the stockholder(s) to be timely must be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. If the stockholder(s) are not seeking inclusion of a proposal in the Corporation’s proxy statement or information statement but nonetheless intend to present such proposal at the annual meeting, timely notice consists of stockholder(s)’ notice delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Other than with respect to stockholder proposals relating to director nomination(s) which requirements are set forth in Section 2.11 below, stockholder(s)’ notice to the Secretary shall set forth as to each matter the stockholder(s) propose to bring before the meeting of stockholders: (i) a brief description of the business the stockholder(s) desire to bring before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder(s) proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder(s), (iv) any material interest of the stockholder(s) in such business; (v) as to the stockholder(s) giving the notice and any Stockholder Associated Person (as defined below), whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder(s) or any such Stockholder Associated Person with respect to any share of stock of the Corporation (each, a “Relevant Hedge Transaction”), and (vi) as to the stockholder(s) giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder(s) or Stockholder Associated Person has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (a “Derivative Instrument”), (b) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder(s) that are separated or separable from the underlying shares of the Corporation, (c) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder(s) are a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder(s) are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder(s)’ immediate family sharing the same household (which information shall be supplemented by such stockholder(s) and beneficial owner(s), if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).
For purposes of this Section 2.10 and Section 2.11, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
The Chairman of a meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10 and the other provisions of these By-laws, and if the Chairman should so determine he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
Nothing in this Section 2.10 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement to the extent that such right is provided by an applicable law.

Section 2.11. Nominations of Persons For Election to the Board of Directors. In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.

Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by stockholder(s) of the Corporation entitled to vote for the election of directors at the meeting who comply with the notice procedures set forth in this Section 2.11 and the other provisions of these By-laws. Such nominations shall be made pursuant to timely notice in writing to the Secretary of the Corporation at the Corporation’s principal executive offices in accordance with these By-laws. To be timely, in the case of stockholder(s) seeking to have a nomination included in the Corporation’s proxy statement or information statement, stockholder(s)’ notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days or more than 180 days prior to the first Anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting, then notice by stockholder(s) to be timely must be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. If the stockholder(s) are not seeking inclusion of a nomination in the Corporation’s proxy statement or information statement but nonetheless intend to present such nomination at the annual meeting, timely notice consists of stockholder(s)’ notice delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. The stockholder(s)’ notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder(s) propose to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (b) as to the stockholder(s) giving the notice, (i) the name and record address of the stockholder(s), and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder(s); (c) as to the stockholder(s) giving the notice and any Stockholder Associated Person (as defined in Section 2.10), to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction (as defined in Section 2.10) has been entered into, and (d) as to the stockholder(s) giving the notice and any Stockholder Associated Person, (1) whether and the extent to which any Derivative Instrument (as defined in Section 2.10) is directly or indirectly beneficially owned, (2) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder(s) that are separated or separable from the underlying shares of the Corporation, (3) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder(s) are a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (4) any performance-related fees (other than an asset-based fee) that such stockholder(s) are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder(s)’ immediate family sharing the same household (which information shall be supplemented by such stockholder(s) and beneficial owner(s), if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-laws.
The Chairman of a meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2.11 and the other provisions of these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
Section 2.12. Action By Written Consent of Stockholders.
(a) Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders or may be effected by a consent in writing by stockholders as provided by, and subject to the limitations in, the Certificate of Incorporation and this Section 2.12.
(b) A request by a stockholder for a record date in accordance with Article Eighth of the Certificate of Incorporation must be delivered by the holders of record of at least twenty percent (20%) (the “Voting Stock”) of the voting power of the outstanding capital stock of the Corporation entitled to express consent on the relevant action, must describe the action that the stockholder proposes to take by consent (the “Action”) and must contain (i) the text of the proposal (including the text of any resolutions to be effected by consent), (ii) the information required by Section 2.2 of these bylaws, to the extent applicable, as though the stockholder(s) making the request were making a Special Meeting Request in furtherance of the Action, (iii) an acknowledgment by such stockholder(s) that any disposition of shares of the Voting Stock held of record by such stockholder(s) as of the date of delivery of the request for a record date and prior to the date of delivery of the first written consent with respect to the Action shall constitute a revocation of such request with respect to such shares, (iv) a statement that the stockholder(s) intend to solicit consents in accordance with Regulation 14A of the Exchange Act, without reliance on the exemption contained in Rule 14a-2(b)(2) of the Exchange Act, and (v) documentary evidence that the requesting stockholder(s) own in the aggregate the requisite twenty percent (20%) or more of the Voting Stock as of the date of such written request to the Secretary; provided, however, that if the requesting stockholder(s) are not the beneficial owner(s) of the shares representing the requisite twenty percent (20%) or more of the Voting Stock as of the date of such written request to the Secretary, then to be valid, the written request must also include documentary evidence that the beneficial owner(s) on whose behalf the request for a record date is made beneficially own the requisite twenty percent (20%) or more of the Voting Stock as of the date of such written request to the Secretary. In addition, the requesting stockholder(s) and the beneficial owner(s), if any, shall promptly provide any other information reasonably requested by the Corporation.
(c) In determining whether a record date has been requested by the record holders of shares representing in the aggregate not less than twenty percent (20%) of the Voting Stock as of the date of such written request to the Secretary, multiple requests delivered to the Secretary will be considered together only if (i) each request identifies substantially the same proposed action and includes substantially the same text of the proposal (in each case as determined in good faith by the Board of Directors), and (ii) such request(s) have been dated and delivered to the Secretary within sixty (60) days of the earliest dated request. A stockholder may revoke a request at any time by written revocation delivered to the Secretary of the Corporation.

Section 2.13. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.14.    Inspectors of Elections; Opening and Closing the Polls.

(a)The Board of Directors, in advance of any stockholders' meeting, by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternative inspectors to replace any inspector who fails to act. If no inspector or alternative has been appointed to act, or if all inspectors or alternatives who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
(b)In the event of the delivery, in the manner provided by Section 2.12 and applicable law, to the Corporation of written consent or written consents to take corporate action and/or any related revocation or revocations, the Corporation shall appoint one or more inspectors for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspector(s) to perform such review, no action by written consent and without a meeting shall be effective until such inspector(s) have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with Section 2.12 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained herein shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the inspector(s), or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

ARTICLE III

BOARD OF DIRECTORS

Section 3.1.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these By-laws required to be exercised or done by the stockholders.

Section 3.2. Number; Qualifications. The Board of Directors shall consist of one or more members, the number to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 3.3. Election; Resignation; Removal; Vacancies. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors by a majority of the votes cast unless the number of nominees exceeds the number of directors to be elected, in which case the directors shall be elected by a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors. A majority of votes cast means that the number of shares entitled to vote on the election of directors and represented in person or by proxy at such meeting casting their vote “for” a director must exceed the number of such votes cast “against” that director. If a nominee for director, who is not serving as a director of the Corporation at the time of such election, does not receive a majority of the votes cast at a meeting of stockholders for the election of directors, such nominee shall not be elected. If a nominee for director, who is serving as a director of the Corporation at the time of such election, does not receive a majority of the votes cast at a meeting of stockholders for the election of directors, such nominee shall tender his or her resignation to the Board of Directors. The Nominating and Governance Committee shall then make a recommendation to the Board of Directors as to whether to accept or reject the resignation. The Board of Directors will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the reasons for it within 90 days from the date that the election results are certified. The director who tenders his or resignation will not participate in the Board’s decision.

Each director shall hold office for a term of one year or until such time as his successor is elected and qualified. Any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of the holders of a majority of shares then entitled to vote at the election of directors. Any director may resign at any time upon written notice to the Board of Directors. Such resignation shall be effective upon receipt unless the notice specifies a later time for that resignation to become effective. Any newly created directorship resulting from an increase in the authorized number of directors or any vacancy occurring in the Board of Directors by reason of death, resignation, retirement, disqualification, failure to receive a majority of the votes cast at an election of directors, removal from office or any other cause may be filled by the affirmative vote of the remaining members of the Board of Directors, though less than a quorum of the Board of Directors, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified. No decrease in the number of directors constituting the whole Board shall shorten the term of any incumbent director.

Section 3.4. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 3.5. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the President, the Lead Independent Director, or any two members of the Board of Directors. Notice of the time and place of a special meeting of the Board of Directors shall be delivered by the person or persons calling the meeting personally, by facsimile or by telephone to each director or sent by first-class mail, telegram, charges prepaid, addressed to each director at that directors' address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegraph, it shall be delivered at least 48 hours before the time of the holding of the special meeting. If by facsimile transmission, such notice shall be transmitted at least 24 hours before the time of holding of the special meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or purposes of the special meeting or the place of the special meeting, if the meeting is to be held at the principal office of the

Corporation.

Section 3.6. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 3.7. Quorum; Vote Required for Action; Adjournment. At all meetings of the Board of Directors fifty percent (50%) of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these By-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the directors present, whether or not a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than 24 hours. If the meeting is adjourned for more than 24 hours, then notice of the time and place of the adjourned meeting shall be given to the directors who were not present at the time of the adjournment in the manner specified in Section 3.5.

Section 3.8. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.9. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.10. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.10 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 3.11. Approval of Loans to Officers. To the extent permitted by applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. To the extent permitted by applicable law, such loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statutes.

ARTICLE IV

COMMITTEES

Section 4.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 4.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these By-laws.

ARTICLE V

OFFICERS

Section 5.1. Officers. The officers of the Corporation shall be a president, a secretary, and a chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these By-laws. Any number of offices may be held by the same person.

Section 5.2. Election of Officers. The officers of the Corporation except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these By-laws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

Section 5.3. Subordinate Officers. The Board of Directors may appoint, or may empower the president to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Board of Directors may from time to time determine.

Section 5.4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-laws for regular appointments to that office.

Section 5.6. Chairman of the Board. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these By-laws. If there is no president, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these By-laws.

Section 5.7. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-laws.

Section 5.8. Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these By-laws, the president or the chairman of the board.

Section 5.9. Secretary. The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceeding thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required to be given by law or by these By-laws. He shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these By-laws.

Section 5.10. Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-laws.

ARTICLE VI

STOCK

Section 6.1. Certificates or Uncertificated Shares. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number of shares of the stock of the Corporation owned by the stockholder. Any certificates issued to any stockholder of the Corporation shall be signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation or its agent shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, the name of the stockholder, the number of shares of the stock represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Certificate of Incorporation, these By-laws, any agreement among stockholders or any agreement between stockholders and the Corporation.

Section 6.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VII

INDEMNIFICATION

Section 7.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 7.2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VII or otherwise.

Section 7.3. Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 7.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.5. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 7.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 8.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 8.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 8.4. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 8.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 8.6. Amendment of Bylaws. These By-laws may be altered or repealed, and new By-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.

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